Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Craig A. McCollam, the Chief Financial Officer of Dionex Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

4.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Craig A. McCollam

Name:	Craig A. McCollam
Title:	Vice President and Chief Financial Officer
Dated:	October 31, 2003